Exhibit 99.1

Unaudited Pro Forma Condensed Consolidated Financial Information

Effective as of August 18, 2022, Precigen, Inc., a Virginia corporation (the “Company”), and its wholly-owned subsidiary, Trans Ova Genetics, L.C., an Iowa limited liability company (“Trans Ova”), completed the previously announced sale of 100% of the issued and outstanding membership interests of Trans Ova to Spring Bidco LLC, a Delaware limited liability company (“Buyer”), pursuant to the terms of that certain Membership Interest Purchase Agreement (the “Purchase Agreement”), dated July 1, 2022, by and among the Company, Trans Ova and Buyer. At the closing (the “Closing”) of the transaction contemplated by the Purchase Agreement (the “Transaction”), 100% of the issued and outstanding membership interests of Trans Ova were acquired by Buyer and, pursuant to the terms of the Purchase Agreement, Buyer paid an aggregate purchase price of $170 million, which resulted in net proceeds to the Company of approximately $169.5 million after giving effect to closing purchase price adjustments and certain transaction costs. The purchase price is subject to certain other adjustments post-Closing under the Purchase Agreement.

The sale of Trans Ova is considered a significant disposition for purposes of Item 2.01 of Form 8-K. As a result, the Company prepared the accompanying unaudited pro forma condensed consolidated financial information in accordance with Article 11 of Regulation S-X.

The Company reported its operations of Trans Ova as discontinued operations in its condensed consolidated financial statements included in Form 10-Q for the quarter and year-to-date periods ended June 30, 2022. The accompanying unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2022 and for the years ended December 31, 2021, 2020 and 2019 give effect to the divestiture as if it had occurred on January 1, 2019. The pro forma financial statements only present financial results through continuing operations attributable to the Company and exclude any historically reported discontinued operations other than those of Trans Ova. The accompanying unaudited pro forma condensed consolidated balance sheet gives effect to this divestiture as if it had occurred on June 30, 2022, the date of the Company’s most recently filed balance sheet.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with (i) the consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Form 10-K for the year ended December 31, 2021 filed with the SEC on March 1, 2022, and (ii) the unaudited condensed consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Form 10-Q for the three and six months ended June 30, 2022 filed with the SEC on August 8, 2022.

The unaudited pro forma condensed consolidated financial information is presented based on assumptions, adjustments, and currently available information described in the accompanying notes and is intended for informational purposes only. The unaudited pro forma condensed consolidated financial information is not necessarily indicative of what the Company’s results of operations or financial condition would have been had the divestiture been completed on the dates assumed. In addition, it is not necessarily indicative of the Company’s future results of operations or financial condition. Actual adjustments may differ materially from the information presented.

Precigen, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of June 30, 2022

(Amounts in thousands)

	Historical	Transaction Accounting Adjustments		Unaudited Pro Forma Continuing Operations
Assets
Current assets
Cash, cash equivalents and restricted cash	$43,844	$169,538	a	$213,382
Short-term investments	71,453	—		71,453
Other current assets	4,749	—		4,749
Current assets held for sale	44,573	(44,573	)b	—
Total current assets	164,619	124,965		289,584

Long-term investments	11,877	—		11,877
Property, plant and equipment, net	7,726	—		7,726
Intangible assets, net	45,933	—		45,933
Goodwill	36,864	—		36,864
Right-of-use assets	8,944	—		8,944
Other assets	921	—		921
Noncurrent assets held for sale	44,340	(44,340	)b	—
Total assets	$321,224	$80,625		$401,849

Liabilities and Shareholders' Equity
Current liabilities
Accounts payable	$2,668	$—		$2,668
Accrued compensation and benefits	4,864	—		4,864
Other accrued liabilities	9,666	6,021	c	15,687
Other current liabilities	1,255	—		1,255
Current liabilities held for sale	11,448	(11,448	)b	—
Total current liabilities	29,901	(5,427)		24,474

Long-term debt, net of current portion	198,674	—		198,674
Deferred revenue, net of current portion	23,023	—		23,023
Lease liabilities, net of current portion	8,098	—		8,098
Deferred tax liabilities	2,260	—		2,260
Long-term liabilities held for sale	3,615	(3,615	)b	—
Total liabilities	265,571	(9,042)		256,529

Shareholders' equity
Common stock	—	—		—
Additional paid-in capital	1,993,979	—		1,993,979
Accumulated deficit	(1,933,770)	89,667	a,b,c	(1,844,103)
Accumulated other comprehensive loss	(4,556)	—		(4,556)
Total shareholders' equity	55,653	89,667		145,320

Total liabilities and shareholders' equity	$321,224	$80,625		$401,849

Precigen, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

Six Months Ended June 30, 2022

(Amounts in thousands, except share and per share data)
	Historical	Transaction Accounting Adjustments (d)	Unaudited Pro Forma Continuing Operations
Revenues
Collaboration and licensing revenues	$—	$—	$—
Product revenues	1,113	—	1,113
Service revenues	7,146	—	7,146
Other revenues	165	—	165
Total revenues	8,424	—	8,424

Operating Expenses
Cost of products	1,122	—	1,122
Cost of services	2,383	—	2,383
Research and development	23,755	—	23,755
Selling, general and administrative	26,359	(759)	25,600
Impairment of goodwill	482	—	482
Impairment of other noncurrent assets	638	—	638
Total operating expenses	54,739	(759)	53,980
Operating loss	(46,315)	759	(45,556)
Other Expense, Net
Interest expense	(4,101)	—	(4,101)
Interest and dividend income	75	—	75
Other income, net	238	—	238
Total other expense, net	(3,788)	—	(3,788)
Equity in net loss of affiliates	(1)	—	(1)
Loss from continuing operations before income taxes	(50,104)	759	(49,345)
Income tax benefit	147	—	147
Loss from continuing operations	$(49,957)	$759	$(49,198)
Income from discontinued operations, net of income taxes	13,071	(13,071)	—
Net loss	$(36,886)	$(12,312)	$(49,198)
Net loss from continuing operations per share, basic and diluted	$(0.25)	$—	$(0.25)
Net income from discontinued operations per share, basic and diluted	0.07	(0.07)	—
Net loss per share, basic and diluted	$(0.18)	$(0.07)	$(0.25)
Weighted average shares outstanding, basic and diluted	200,047,629		200,047,629

Precigen, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

Year Ended December 31, 2021

(Amounts in thousands, except share and per share data)
	Historical	Transaction Accounting Adjustments (e)	Unaudited Pro Forma Continuing Operations
Revenues
Collaboration and licensing revenues	$506	$—	$506
Product revenues	27,295	(25,131)	2,164
Service revenues	75,570	(64,475)	11,095
Other revenues	502	—	502
Total revenues	103,873	(89,606)	14,267

Operating Expenses
Cost of products	24,864	(23,070)	1,794
Cost of services	33,521	(29,570)	3,951
Research and development	50,141	(2,208)	47,933
Selling, general and administrative	74,122	(22,128)	51,994
Impairment of goodwill	—	—	—
Impairment of other noncurrent assets	543	—	543
Total operating expenses	183,191	(76,976)	106,215
Operating loss	(79,318)	(12,630)	(91,948)
Other Expense, Net
Interest expense	(18,891)	136	(18,755)
Interest and dividend income	1,617	(1,446)	171
Other expense, net	(330)	(102)	(432)
Total other expense, net	(17,604)	(1,412)	(19,016)
Equity in net loss of affiliates	(3)	—	(3)
Loss from continuing operations before income taxes	(96,925)	(14,042)	(110,967)
Income tax benefit	160	—	160
Net loss from continuing operations attributable to Precigen	$(96,765)	$(14,042)	$(110,807)
Net loss from continuing operations attributable to Precigen per share, basic and diluted	$(0.49)		$(0.56)
Weighted average shares outstanding, basic and diluted	197,759,900		197,759,900

Precigen, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

Year Ended December 31, 2020

(Amounts in thousands, except share and per share data)

	Historical	Transaction Accounting Adjustments (e)	Unaudited Pro Forma Continuing Operations
Revenues
Collaboration and licensing revenues	$21,208	$—	$21,208
Product revenues	24,349	(21,914)	2,435
Service revenues	56,899	(49,272)	7,627
Other revenues	722	—	722
Total revenues	103,178	(71,186)	31,992

Operating Expenses
Cost of products	28,550	(26,529)	2,021
Cost of services	26,963	(23,610)	3,353
Research and development	41,644	(2,216)	39,428
Selling, general and administrative	91,704	(19,777)	71,927
Impairment of goodwill	—	—	—
Impairment of other noncurrent assets	920	(106)	814
Total operating expenses	189,781	(72,238)	117,543
Operating loss	(86,603)	1,052	(85,551)
Other Expense, Net
Interest expense	(18,400)	176	(18,224)
Interest and dividend income	2,451	(1,430)	1,021
Other expense, net	(165)	(235)	(400)
Total other expense, net	(16,114)	(1,489)	(17,603)
Equity in net loss of affiliates	(1,138)	535	(603)
Loss from continuing operations before income taxes	(103,855)	98	(103,757)
Income tax benefit	82	—	82
Net loss from continuing operations attributable to Precigen	$(103,773)	$98	$(103,675)
Net loss from continuing operations attributable to Precigen per share, basic and diluted	$(0.62)		$(0.62)
Weighted average shares outstanding, basic and diluted	167,065,539		167,065,539

Precigen, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

Year Ended December 31, 2019

(Amounts in thousands, except share and per share data)

	Historical	Transaction Accounting Adjustments (e)	Unaudited Pro Forma Continuing Operations
Revenues
Collaboration and licensing revenues	$14,059	$—	$14,059
Product revenues	23,780	(21,798)	1,982
Service revenues	51,803	(46,867)	4,936
Other revenues	1,080	—	1,080
Total revenues	90,722	(68,665)	22,057

Operating Expenses
Cost of products	31,930	(29,516)	2,414
Cost of services	29,471	(26,112)	3,359
Research and development	66,666	(1,278)	65,388
Selling, general and administrative	98,634	(18,620)	80,014
Impairment of goodwill	29,820	(29,642)	178
Impairment of other noncurrent assets	990	—	990
Total operating expenses	257,511	(105,168)	152,343
Operating loss	(166,789)	36,503	(130,286)
Other Expense, Net
Unrealized and realized appreciation in fair value of equity securities and preferred stock, net	8,291	—	8,291
Interest expense	(17,666)	169	(17,497)
Interest and dividend income	3,871	(1,762)	2,109
Other income (expense), net	3,445	(261)	3,184
Total other expense, net	(2,059)	(1,854)	(3,913)
Equity in net loss of affiliates	(2,416)	148	(2,268)
Loss from continuing operations before income taxes	(171,264)	34,797	(136,467)
Income tax benefit	930	(703)	227
Loss from continuing operations	$(170,334)	$34,094	$(136,240)
Net loss from continuing operations attributable to the noncontrolling interests	1,592	—	1,592
Net loss from continuing operations attributable to Precigen	$(168,742)	$34,094	$(134,648)
Net loss from continuing operations attributable to Precigen per share, basic and diluted	$(1.09)		$(0.87)
Weighted average shares outstanding, basic and diluted	154,138,774		154,138,774

Precigen, Inc.

Notes to Unaudited Pro Forma Condensed Financial Information

As of June 30, 2022

a)	Adjustment represents the net cash proceeds from the sale of Trans Ova as if the closing date was June 30, 2022.

b)	Adjustment reflects the elimination of the assets and liabilities of Trans Ova due to the Transaction, which were previously classified as held for sale.

c)	Adjustment reflects other liabilities incurred or generated in conjunction with the Transaction.

d)	Adjustment reflects the removal of the operating results of Trans Ova, reported as discontinued operations in the historical financial statements.

e)	Adjustments include the removal of historical operations of Trans Ova and the addition of intercompany revenue and expense from continuing operations of the Company previously eliminated within consolidation.